UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 24, 2009

Commission file number: 001-13337

STONERIDGE, INC.
(Exact name of registrant as specified in its charter)

Ohio	34-1598949
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

9400 East Market Street, Warren, Ohio	44484
(Address of principal executive offices)	(Zip Code)

                       (330) 856-2443
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  Entry into a Material Definitive Agreement

On April 24, 2009, Stoneridge, Inc. (the “Company”) entered into Amendment No. 1 (“Amendment 1”) to the Credit and Security Agreement dated as of November 2, 2007 (the “Credit Agreement”) by and among the Company as Borrower, the Lending Institutions Named Therein, as Lenders, National City Business Credit, Inc., Comerica Bank, JP Morgan Chase, PNC Bank, National Association and Fifth Third Bank, as lenders.  Amendment 1 allows for the sale of certain accounts receivables owing from General Motors Corporation or Chrysler LLC to GM Supplier Receivables LLC (“GM SPV”) and Chrysler Receivables SPV LLC (“Chrysler SPV”), in connection with the United States Department of Treasury Auto Supplier Program.

On April 29, 2009, the Company entered into Amendment No. 2 (“Amendment 2”) of the Credit Agreement.  Amendment 2 allows for accounts receivables owing from GM SPV or Chrysler SPV to the Company in its borrowing base under the Credit Agreement.

A copy of Amendment 1 and 2 are attached hereto as Exhibit 99.1 and 99.2, respectively.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stoneridge, Inc.

Date: April 30, 2009	/s/ George E. Strickler
George E. Strickler, Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

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Exhibit Index

99.1
Amendment No. 1 dated April 24, 2009 to Credit and Security Agreement dated as of November 2, 2007 by and among the Company as Borrower, the Lending Institutions Named Therein, as Lenders, National City Business Credit, Inc., Comerica Bank, JP Morgan Chase, PNC Bank, National Association and Fifth Third Bank, as lenders.

99.2
Amendment No. 2 dated April 29, 2009 to Credit and Security Agreement dated as of November 2, 2007 by and among the Company as Borrower, the Lending Institutions Named Therein, as Lenders, National City Business Credit, Inc., Comerica Bank, JP Morgan Chase, PNC Bank, National Association and Fifth Third Bank, as lenders.